UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 3, 2012

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.04 Mine Safety --Reporting of Shutdowns and Patterns of Violations.

On January 22, 2012, the U.S. Department of Labor, Mine Safety and Health Administration ("MSHA") issued an imminent danger order to the registrant. The order states that an employee at the registrant's Troy copper and silver mine in northwestern Montana was not tied off with fall protection equipment while working on a bench drill. The citation further alleges that the drop off was not guarded by hand rails or a berm.

No loss time or interruption of production occurred with this order and the mine was not shut down.

Due to the Dodd-Frank Wall Street Reform and Consumer Protection Act, under section 1503(a) the Company is required to disclose the order as an 8-K item1.04 Mine Safety. MSHA has the authority to issue an imminent danger order under section 107(a) of the Mine Act if an MSHA inspector determines there is an imminent danger in the mine.

The registrant will be contesting this order and believes the conditions in the area in question did not present an imminent danger and therefore was safe for employees to be working in.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC

Date: February 3, 2012	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer